Exhibit 99.1

United Fire Group, Inc. Management to Speak at the NYSSA Insurance Conference on March 16, 2015
CEDAR RAPIDS, Iowa, March 12, 2015 - United Fire Group, Inc. (NASDAQ OMX/GS: UFCS) today announced that Randy A. Ramlo, President and Chief Executive Officer; Michael T. Wilkins, Executive Vice President and Chief Operating Officer; and Kevin Helbing, Interim Principal Financial Officer, Assistant Vice President and Controller; will be presenting at the 19th Annual NYSSA Insurance Conference on Monday, March 16, 2015 at 1:40 p.m. Eastern Daylight Time. The conference site is at the offices of the NYSSA, 1540 Broadway, Suite 1010, New York, NY. Interested persons may access the presentation slides on the Company's IR website at http://ir.unitedfiregroup.com/events.cfm on the day of the presentation. A live webcast of the event will not be available to the general public.
About United Fire Group, Inc.
Founded in 1946 as United Fire & Casualty Company, United Fire Group, Inc., through its insurance company subsidiaries, is engaged in the business of writing property and casualty insurance, reinsurance, and life insurance as well as selling annuities.
Through its subsidiaries, United Fire Group is licensed as a property and casualty insurer in 43 states, plus the District of Columbia, and is represented by approximately 1,200 independent agencies. The United Fire pooled group is rated "A" (Excellent) by A.M. Best Company.
United Fire Group's subsidiary, United Life Insurance Company, is licensed in 37 states, represented by approximately 1,000 independent life agencies, and rated "A-" (Excellent) by A.M. Best Company.

Contact:
Anita Novak MBA, CPCU, ARM
Director of Investor Relations
118 Second Avenue, Cedar Rapids, IA 52401
Phone: 319.399.5251
Email: ALNovak@UnitedFireGroup.com
Website: www.unitedfiregroup.com